Q1 | 2023 | 1 QUARTERLY RESULTS PRESENTATION FIRST QUARTER 2023

Q1 | 2023 | 2 FORWARD-LOOKING STATEMENTS Certain statements in this presentation are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “continue,” “could,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” and similar expressions generally identify forward- looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then- current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity. Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This presentation should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward- looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Q1 | 2023 | 3 FIRST QUARTER RESULTS OUTLOOK WRAP-UP APPENDIX

Q1 | 2023 | 4 “Macro-economic headwinds have created significant challenges for us, which are reflected in our results and outlook. But we are confident that these headwinds will abate, and that when they do, we will see a major boost to our business. In particular, we expect furniture and seasonal to return to being the strong growth drivers for our business they have been in the past, as consumer confidence improves and as we continue to bring newness and incredible value to our assortment.” ”While we navigate through this difficult environment, we are being very aggressive in how we are managing our business. We are significantly raising our SG&A savings target to over $100 million in 2023, and have identified over $200 million of additional bottom-line opportunities we will be pursuing over the next 18 months.” “We are making good progress in our efforts to accelerate the mix of bargains and treasures, while making them easier to find and more convenient to purchase. Combined with a focus on improving productivity, making disciplined investment decisions, and seizing opportunities from distressed competitors, I am confident that as we pass through this challenging period, we will emerge as a significantly stronger company.” Bruce Thorn, President & CEO CEO COMMENT

Q1 | 2023 | 5 28% 16% 10% 7% 15% 12% 12% Furniture Seasonal The Lot, Apparel, Electronics, etc. Hard Home Food Soft Home Consumables Chart based on Q1 2023 sales Diversified Category Mix National Store Footprint Industry-leading delivery options, easy checkout, multiple payment types in-store and online Strong Omnichannel Capabilities 1,427 Stores in 48 States BIG LOTS AT A GLANCE

Q1 | 2023 | 6 Impacted by Economy, Product Shortages, and Weather Down vs. LY Due to Late Quarter Promos and Unfavorable Mix $1.09B Inventory at the end of Q1 Down 18.8% vs. LY Similar to Sales Decline -1.5% Adjusted operating expense1 vs. LY Better than expected vs. Guidance -18.2% Comps 34.9% Gross margin FIRST QUARTER SUMMARY 1 Adjusted Operating Expenses are comprised of adjusted Selling and Administrative Expenses and Adjusted Depreciation Expense. Adjusted 2023 results are non-GAAP financial measures. A reconciliation of reported GAAP results to the adjusted non-GAAP results is included in the appendix.

Q1 | 2023 | 7 Q1 2023 COMP SALES BY CATEGORY Furniture/Seasonal Sales Impacted by Soft Industry Demand, Poor Weather, and Furniture Supply Chain Disruption Furniture Seasonal Soft Home Hard Home Consumables The Lot, Apparel, Electronics Food Total -27% -25% -17% -15% -11% -7% -5% -18%

Q1 | 2023 | 8 INVENTORY REDUCTION IN LINE WITH Q1 SALES 48.5% 22.8% 5.3% -7.3% -18.8% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 YOY Inventory Growth (Decline)

Q1 | 2023 | 9 Net Sales Gross Margin Gross Margin Rate Adjusted Operating Expenses(1)(2) Adjusted Operating Expense Rate(2) Adjusted Operating Loss (2) Adjusted Operating Loss Rate(2) Adjusted Diluted (Loss) Earnings Per Share(2) Diluted Weighted Average Shares ADJUSTED Q1 2023 SUMMARY INCOME STATEMENT (In thousands, except for earnings per share) (1) Adjusted Operating Expenses are comprised of adjusted Selling and Administrative Expenses and Adjusted Depreciation Expense. (2) Adjusted 2023 results are non-GAAP financial measures. A reconciliation of reported GAAP results to the adjusted non-GAAP results is included in the appendix. Q1 2023 $1,123,577 392,469 34.9% 510,455 45.4% ($117,986) (10.5%) ($3.40) 29,018 Q1 2022 $1,374,714 504,594 36.7% 518,135 37.7% ($13,541) (1.0%) ($0.39) 28,621 Change vs. 2022 (18.3%) (180) bps 770 bps (950) bps

Q1 | 2023 | 10 ~$80M FY2023 CAPEX CAPITAL ALLOCATION $900M ABL Credit Facility $340M+ Expected Asset Monetization vs. Over $100M previously Net available liquidity of ~$328M* at end of Q1 Expected value relating to sale/leaseback of California DC, corporate HQ building and owned stores *Net liquidity is defined as ABL Credit Facility availability, net of covenant-based borrowing limitations, plus Cash and Cash Equivalents.

Q1 | 2023 | 11 FIRST QUARTER RESULTS OUTLOOK WRAP-UP APPENDIX

Q1 | 2023 | 12 COMP SALES GROSS MARGIN IMPROVEMENT COST REDUCTION Down high-teens, similar to Q1 Slight improvement versus last year, in the low-30s range Structural SG&A savings now over $100M for FY 2023 (vs. $70M previously) Q2 2023 OUTLOOK

Q1 | 2023 | 13 ADDITIONAL BOTTOM-LINE OPPORTUNITIES OF $200M+ • Aided by an external partner, identified $200M+ of bottom-line opportunities across gross margin and SG&A over the next 18 months, • Sources of savings include: o Merchandising & Sourcing o Store Operations o Supply Chain o Other G&A • Opportunities are in addition to the $100M+ of structural SG&A savings for 2023, up from $70M+ we originally anticipated, and significant inbound freight savings

Q1 | 2023 | 14 FIVE KEY ACTIONS 1. Own bargains and treasures, achieving one-third bargains penetration by the end of 2023 2. Communicate unmistakable value to customers through comparable value ticketing, bargain end-caps, and targeted marketing 3. Increase store relevance by leveraging our opportunity in rural and small-town markets where we outperform urban markets, while taking a prudent near-term approach to store openings 4. Win with omnichannel by improving shop-ability and engagement 5. Drive productivity through structural cost reductions, inventory turns, and capex efficiency

Q1 | 2023 | 15 FIRST QUARTER RESULTS OUTLOOK WRAP-UP APPENDIX

Q1 | 2023 | 16 Q1 WRAP-UP • Comparable sales decline of 18% in Q1, impacted by unfavorable economic conditions, poor weather, and furniture product shortages • Q1 adjusted EPS loss of $3.40 due to year-over-year sales decline and continued cost pressures • Successfully reduced inventory approximately inline with sales • Comps to remain down in the high-teen range in Q2; focused on unlocking additional sales opportunities (i.e. more bargains/closeouts, clearer value communication) • Q2 gross margin to slightly improve vs. last year, in the low-30s range • Structural SG&A cost savings of $100M+ in fiscal 2023; additional bottom-line opportunity of $200M+ in gross margin/SG&A over the next 18 months • Strengthening liquidity through expected $340M asset monetization, suspension of dividend, and other actions • Continue advancing five key actions to significantly improve business results in the back half of the year

Q1 | 2023 | 17 FIRST QUARTER RESULTS OUTLOOK WRAP-UP APPENDIX

APPENDIX

FIRST QUARTER 2023 GAAP TO NON-GAAP RECONCILIATION

($ in thousands, except for earnings per share)	As reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	As adjusted (non-GAAP)
Selling and administrative expenses	$617,066	($53,567)	($8,624)	($83,808)	$3,799	$474,865
Selling and administrative expense rate	54.9%	(4.8%)	(0.8%)	(7.5%)	0.3%	42.3%
Depreciation expense	36,582	-	(993)	-	-	35,589
Depreciation expense rate	3.3%	-	(0.1%)	-	-	3.2%
Operating loss	(261,179)	53,567	9,617	83,808	(3,799)	(117,986)
Operating loss rate	(23.2%)	4.8%	0.9%	7.5%	(0.3%)	(10.5%)
Income tax benefit	(64,250)	13,813	2,480	20,443	(899)	(28,413)
Effective income tax rate	23.8%	(0.6%)	(0.1%)	(0.9%)	0.1%	22.3%
Net loss	(206,073)	39,754	7,137	63,365	(2,900)	(98,717)
Diluted (loss) earnings per share	($7.10)	$1.37	$0.25	$2.18	($0.10)	($3.40)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are "non-GAAP financial measures" as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") synthetic lease exit costs and related expenses of $53,567 ($39,754, net of tax), FDC contract termination costs and related expenses of $9,617 ($7,137, net of tax), store asset impairment charges of $83,808 ($63,365, net of tax), and a gain on sale of real estate and related expenses of $3,799 ($2,900, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

Q1 | 2023 | 18

BIG LOTS!